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                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS

         THIS AGREEMENT FOR SALE AND PURCHASE OF ASSETS (this "Agreement") is dated May 17, 2000. It is between IMX Pharmaceuticals, Inc. ("Purchaser"), ETI International, Inc.("ETI"), and Dri-Kleen, Inc. d/b/a Enviro-Tech International ("ETIC").

                                    RECITALS

         1. ETIC is a manufacturing and direct sales company that markets products through a network of independent distributors (the "Distribution Network").

         2. The Parties desire that the Distribution Network be operated for the benefit and at the risk of the Purchaser as of the first Monday on or after the date set forth at the beginning of this Agreement (the "Effective Date").

         3. The Parties desire that Purchaser purchase the Distribution Network, Equipment, Supplies, Software, Production Materials, certain Rights, Distributorships, and the Goodwill; purchase or receive assignment of certain Rights, the Contract Rights, the Permits, and any leases with respect to all tangible and intangible property used by ETIC and the Subsidiaries in connection with the operation of the Distribution Network; license the use of the Facilities; and receive assignment of the Canadian Lease; and receive a no fee, exclusive license to use any Rights not sold or assigned to Purchaser.

                                    AGREEMENT

         The Parties agree with each other as follows:

ARTICLE I.                 THE PARTIES

Section 1.01               THE PARTIES

         (a) The Purchaser is a publicly traded Utah corporation having a business office at 2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431.

         (b) ETI is a Nevada corporation having a business office at 3930 Ali Baba Lane, Las Vegas, NV 89118.

         (c) ETIC is a Nevada corporation having a business office at 3930 Ali Baba Lane, Las Vegas, NV 89118. The Subsidiaries are the corporations listed on
Schedule 1.01(b). Schedule 1.01(b) sets forth the name, state or province of incorporation, and office address of each Subsidiary. The term "Seller" includes ETIC and the Subsidiaries.



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Section 1.02               ASSIGNMENT

         (a) Purchaser may assign its rights or part of its rights under this Agreement to corporations that are wholly owned subsidiaries of Purchaser. No assignment shall be valid unless each assignee assumes all applicable obligations of Purchaser under this Agreement. No assignment shall relieve Purchaser of its obligations under this Agreement, including the obligation to make the payments described in Article III.

         (b) Purchaser and Seller may not assign their rights under this Agreement except as provided in Subsection (a).

         (c) For purposes of the Agreement, an assignment includes the purchase of over 50% of the voting securities of Purchaser or Seller.

ARTICLE II.                THE PROPERTY

Section 2.01               THE DISTRIBUTION NETWORK

     The "Distribution Network" consists of the individuals and entities in North America, including the Caribbean Islands, that are or have been ETI Independent Distributors or Preferred Customers (the "Independent Distributors"). They are listed on Schedule 2.01. The Schedule shall provide contact information for each member of the Distribution Network, show the rank they have attained in the Distribution Network as of May 1, 2000 and set forth the amount of their sales and the sales of their downline organization for the year ended December 31, 1999 and the four months ended April 30, 2000. The Schedule shall be provided as a disk or computer file in a format reasonably specified by the Purchaser.

Section 2.02               THE EQUIPMENT

         The "Equipment" consists of all of the computers and associated hardware and other equipment now used in the operation of or necessary to operate the Distribution Network. Schedule 2.02 is a list of the Equipment. The Schedule specifies which pieces of Equipment are owned and which are leased. The Schedule sets forth the monthly payment required for each piece of leased Equipment. A true and complete copy of each signed lease ("Equipment Leases") has been delivered, or will be delivered prior to the Closing Date (defined below), to Purchaser.

Section 2.03               THE SUPPLIES

         The "Supplies" constitute all items of personal property constituting stocks on hand on the Closing Date of material used in connection with Seller's present operation of the Distribution Network, including office supplies, marketing materials, order forms, catalogues and distributor materials. Schedule
2.03 is an illustrative list of the types of materials constituting the Supplies. Copies of the Supplies lists have been given to Purchaser for which Purchaser acknowledges receipt. Seller will also provide a disk showing the present inventory of Supplies and a record of the quantity of each Supply used in each of the preceding twelve months.

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Section 2.04               THE SOFTWARE

         The "Software" constitutes all computer programs, including compensation plan programs, routines, subroutines, processes and procedures now used in the operation of the Distribution Network and its website. The Software is listed on Schedule 2.04. Copies of all agreements related to the Software have been delivered to Purchaser.

Section 2.05               THE PRODUCTION MATERIALS

         The "Production Materials" consist of all copy, boards, graphics on disks, typography, printing plates, molds or other things necessary to reproduce existing Supplies. Schedule 2.05 is an illustrative list of the types of material constituting the Production Materials.

Section 2.06               THE RIGHTS

         The "Rights" consist of all rights of Seller to domain names, patents, trade names, trademarks, service marks or other intellectual property used in the operation of the Distribution Network or in connection with the Products. The Rights are listed on Schedule 2.06. If Seller does not own a Right, its owner and the owner's address are list on the Schedule. A copy of each agreement authorizing Seller to use the Right has been delivered to Purchaser. If any Right has been registered or if an application to register any Right is pending, all information about the registration or application known to Seller is shown on the Schedule. Seller has provided, or will provide prior to the Closing Date, copies of all papers in its possession relating to registrations and applications to Purchaser.

Section 2.07               THE CONTRACT RIGHTS

         The "Contract Rights" consist of all rights of Seller under any written leases and contracts relating to the operation of the Distribution Network, including the Equipment Leases but excluding the Canadian Lease (defined below). The Contract Rights also include commitments for the purchase of Products, the materials needed to make Products (including the existing and pending contracts with Advanced Techniques, Inc. and Stephen D. and Leticia M. Leis ("Advanced Agreements")), and Supplies, for obtaining services, including credit card processing services, joint venture or partnership relationships, or with respect to advertising that was entered into in the regular and ordinary course of the operation of the Distribution Network. All written and other agreements, other than the Equipment Leases, are listed on Schedule 2.07. Copies of all written instruments listed on the Schedule have been delivered, or will be delivered prior to the Closing Date, to Purchaser. The leases, contracts and commitments under which the Contract Rights arise are sometimes called the "Contracts."

Section 2.08               THE FACILITIES

         The "Facilities" consist of all of the offices and other space used in the operation of the Distribution Network. The Facilities are listed on Schedule 2.08.


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Section 2.09               THE PERMITS

         The "Permits" consist of all filings, licenses, permissions, authorizations, or permits granted by any government or governmental agency, authority or subdivision necessary to operate the Distribution Network, to the extent that the permits are assignable. Schedule 2.09 is a list of the Permits. Copies of the documents evidencing the Permits have been given, or will be given prior to the Closing Date, to Purchaser. Purchaser understands that sale tax permits are not assignable.

Section 2.10               THE CANADIAN LEASE

         The "Canadian Lease" is a lease for the office and warehouse located at 2090 Walkley Road, Ottawa, Ontario, Canada K1G 383. Purchaser shall be responsible for that portion of the lease payment attributable to office space and Seller shall be responsible for that portion of the lease payment attributable to the warehouse. Schedule 2.10 is a list of all the documents evidencing the Canadian Lease. Copies of these documents have been delivered to Purchaser.

Section 2.11               THE DISTRIBUTORSHIPS

         The Distributorships are any memberships in the Distribution Network presently owned by Seller. The Distributorships are listed on Schedule 2.11. Copies of the documents evidencing the Distributorships have been delivered, or will be delivered prior to the Closing Date, to Purchaser.

Section 2.12               THE GOODWILL

         The "Goodwill" consists of the goodwill developed by Seller from its operation of the Distribution Network.

Section 2.13               THE PROPERTY

         The "Property" consists of Seller's rights to the Distribution Network, Equipment, Supplies, Software, Production Materials, Rights, Contract Rights, use of the Facilities, Permits, Canadian Lease, Seller's rights to the Distributorships and Goodwill.

ARTICLE III.               THE PURCHASE PRICE AND ITS PAYMENT

Section 3.01               PURCHASE PRICE

         In consideration of this Agreement and the transfer, sale, licensing, and assignment of the Property, Purchaser shall pay to Seller a purchase price ("Purchase Price") consisting of the following:

         (a) Two million, four hundred thousand ($2,400,000) dollars ("Cash Portion").


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         (b) Two million (2,000,000) shares ("Stock Portion") of the Purchaser's common stock, $.001 par value per share ("Common Stock").

Section 3.02               PAYMENT OF THE PURCHASE PRICE

         (a) Four hundred ($400,000) dollars was paid on March 20, 2000 as a refundable deposit ("Initial Deposit"). Seller acknowledges receipt of the Initial Deposit.

         (b) Eight hundred fifty thousand ($850,000) dollars shall be paid on the date this Agreement is executed as an additional refundable deposit ("Additional Deposit").

         (c) One hundred fifty thousand ($150,000) dollars shall be paid on the Closing Date ("Closing Portion").

         (d) Five hundred thousand ($500,000) dollars shall be paid within sixty
(60) days after the Closing Date ("First Post Closing Payment").

         (e) Five hundred thousand ($500,000) dollars shall be paid within one hundred five (105) days after the Closing Date ("Second Post Closing Payment")

         (f) The Stock Portion shall be issued on the Closing Date and registered in the name of ETIC.

Section 3.03               RETURN OF DEPOSITS

         If the Closing of the sale and purchase does not occur in accordance with ARTICLE IX before August 1, 2000, or this Agreement is sooner terminated in accordance with its terms, the Initial Deposit and the Additional Deposit shall be immediately repaid to Purchaser.


Section 3.04               LATE PAYMENT OF POST CLOSING PAYMENTS

         If either Post Closing Payment is not made when due, it shall thereafter bear interest at the rate of twelve percent (12%) per annum. The interest shall accrue from the date the Post Closing Payment was due until it is paid. Any payment made after the due date of a Post Closing Payment shall first be applied to interest due on the late payment and then to the unpaid Post Closing Payment.

Section 3.05               REGISTRATION OF THE STOCK PORTION

         After Purchaser completes any offerings of its capital securities necessary to raise funds to pay the Post Closing Payments, the following shall apply:

         (a) Whenever Purchaser shall prepare to file a Registration Statement under the Securities Act of 1933 ("Securities Act") with the U. S. Securities and Exchange Commission ("SEC") pertaining to the public sale of its Common Stock, it shall give at least thirty (30) days


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notice of its intention to so do to Seller. The notice shall set forth the number of shares of Common Stock to be registered for sale and, to the extent then known by Purchaser, the proposed terms upon which the sale will take place. Within fifteen (15) days of the notice, Seller may, by notice to Purchaser, require Purchaser to include part of the Stock Portion in the registration statement. The number of shares of Common Stock which Seller may include in the registration statement shall not exceed the lesser of twenty-five (25%) percent of the shares registered for sale by Purchaser or five hundred thousand (500,000) shares. The costs of the registration and sale, including brokers commissions, fees, costs, and expenses, printing costs, and other expenses shall be borne by the Parties in proportion to the number of shares of Common Stock being registered. Legal and accounting fees and costs shall be borne by Seller only to the extent that extra costs are incurred because of the inclusion of its shares in the registration statement.

         (b) (i) At any time after the first anniversary of the Closing Date, Seller may demand that Purchaser immediately commence the preparation of a registration statement with the SEC for the purpose of registering one million (1,000,000) shares of the Stock Portion under the Securities Act.

             (ii) At any time after the second anniversary of the Closing Date, Seller may demand that Purchaser immediately commence the preparation of a registration statement with the SEC for the purpose of registering an additional one million (1,000,000) shares of the Stock Portion under the Securities Act.

             (iii) Purchaser shall make every reasonable effort to cause the registration statements to be granted effectiveness by the SEC as soon as possible. Seller shall pay all costs of these registrations of the Common Stock.

Section 3.06               RESTRICTIONS ON SALE OF STOCK PORTION

         Notwithstanding the provisions of Section 3.05, Seller shall agree to any reasonable lock-up or other reasonable restriction on its sale or other transfer of the Stock Portion as requested by any investment banker employed by Purchaser to underwrite or otherwise see to the sale of Purchaser's equity securities or securities convertible into the Common Stock.

ARTICLE IV.               OPERATIONS BETWEEN EFFECTIVE DATE AND THE CLOSING DATE

Section 4.01              OPERATIONAL SUPPORT

         (a) Between the Effective Date and the Closing Date (the "Interim Period"), Seller shall provide Purchaser with the services of its personnel listed on Schedule 4.01(a). ("Contract Personnel").

         (b) During the Interim Period, the members of the Contract Personnel shall remain the employees of Seller and shall work under its direction; however, all costs related to the Contract Personnel, as more fully described below, are the responsibility of Purchaser. The


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Parties shall expect that all the members of the Contract Personnel shall continue to devote their full time and attention to the operation of the Distribution Network.

         (c) Seller shall, as an independent contractor, be responsible for supervising the Contract Personnel. Seller will use all reasonable efforts to ensure that all tasks and functions reasonably assigned or directed to the Contract Personnel by Purchaser and its employees and agents are promptly and effectively carried out. Purchaser may provide Seller with written policies or directives; provided, however, that Seller is under no obligation to follow Purchaser's policies or directives that Seller reasonably believes violate Applicable Laws (as defined below) or the Direct Selling Association's Code of Ethics. Seller shall use all reasonable efforts to assure compliance with Purchaser's reasonable policies and directives.

         (d) In operating the Distribution Network, Purchaser shall comply with all laws and regulations governing the operation of a direct selling and multilevel marketing sales program (the "Applicable Laws"). The Applicable Laws include, without limitation, federal and state securities laws, pyramid and chain distribution laws, deceptive trade practice laws, business opportunity laws, franchise laws, lottery laws, and referral sales laws. The Applicable Laws also include, and Purchaser shall comply with, all laws and regulations governing the sale of products sold through the Distribution Network, including those laws and regulations administered by the Food and Drug Administration, the Federal Trade Commission, the Environmental Protection Agency, and the Consumer Product Safety Commission, as well as those laws governed by any comparable state agency or board. Purchaser shall also operate the Distribution Network in compliance with the Direct Selling Association's Code of Ethics. Purchaser shall consult with qualified legal counsel when necessary to ensure compliance with the Applicable Laws and industry ethics requirements.

         (e) Every Wednesday during the Interim Period, commencing nine days after the Effective Date, Purchaser shall pay to Seller the amount set forth on
Schedule 4.01(a) next to the name of each member of the Contract Personnel (the "Weekly Employee Payment Amount"). The Weekly Employee Payment Amount shall be a sum estimated to be sufficient to cover all personnel costs and expenses incurred by Seller for that member of the Contract Personnel. It is intended to cover all salary, benefits, employment taxes, both parts of Social Security and Medicare contributions, insurance premiums, pension contributions and any other amounts due to that member of the Contract Personnel for the week ended the previous Sunday. The Weekly Employee Payment Amount shall constitute Purchaser's entire obligation with respect to each member of the Contract Personnel. Seller shall be responsible for delivering the Weekly Employee Payment Amount to the members of the Contract Personnel or paying it for their benefit.

         (f) Except with the prior written consent of Seller, which consent shall not be unreasonably withheld, during the Interim Period, Purchaser shall not delete the name of any member of the Contract Personnel from the list. Purchaser's obligation to pay for the future services of that person shall cease as of the date of the deletion to which Seller has consented. After any deletion, Purchaser and Seller shall execute an amendment to Schedule 4.01(a) to reflect the change. The failure to execute the amendment shall not delay the termination of Purchaser's obligation to pay for a member of the Contract Personnel.

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         (g) Either party, with the prior written consent of the other, may add a person to the Contract Personnel. In order to so do, they shall execute an amendment to Schedule 4.01(a) specifying the name and weekly payroll amount for each person added. Any person so added shall thereafter be included in the Contract Personnel.

         (h) The Parties shall make every reasonable effort to cause each member of the Contract Personnel and the people listed on Schedule 4.01(h) to sign the nondisclosure and non-competition agreement attached to Schedule 4.01(h).

         (i) All insurance policies and other employee benefits provided for the Contract Personnel are described on Schedule 4.01(i).

         (j) During the Interim Period, Seller shall continue all its present insurance policies ("Insurance Policies") in full force and effect. The Insurance Policies are listed on Schedule 7.01(q). The amount insured shall not be reduced without Purchaser's consent, which such consent shall not be unreasonably withheld. Purchaser shall be named as an additional insured on all Insurance Policies.

         (k) During the Interim Period, Purchaser shall pay all continuing costs associated with the development of the new compensation plan software, including labor and outside consulting costs.

         (l) During the Interim Period, Purchaser shall reimburse Seller for all labor costs associated with work performed by Seller's employees who are not Contract Personnel and who perform services for the operation of the Distribution Network at the request of Purchaser.

         (m) During the Interim Period, Purchaser shall be responsible for and shall pay in a timely manner all sales taxes which accrue in connection with all Products and Introductory Sizes ordered on or after the Effective Date.

Section 4.02               THE FACILITIES

         (a) During the Interim Period, Seller shall provide Purchaser with access to and the use of the Facilities.

         (b) Seller hereby grants Purchaser a non-revocable and exclusive license to reasonable use of the Facilities, and to a reasonable extent the office furniture and equipment located in the Facilities, during the Interim Period, consistent with the current use of the Facilities by Seller. At the end of each month, Purchaser shall pay Seller an amount equal to one third (1/3) of the actual out of pocket costs incurred to operate its building at 3930 Ali Baba Lane, Las Vegas, Nevada. The costs shall consist of and shall be limited to, solely the following: mortgage payments, real estate taxes, property insurance, water and sewer charges, utilities, trash pickup, ground keeping, the security system, exterminating, normal maintenance costs, cleaning crews and supplies, and the salary of the facility manager. If the Interim Period contains a part of a period to which a cost relates, the cost shall be pro-rated on a daily basis. Seller shall designate


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the location of office space to be used by Contract Personnel, with Contract
Personnel currently expected to be located generally on the first floor of the Las Vegas, Nevada Facilities.

         (c) Seller shall be responsible for paying all costs with respect to the Facilities.

Section 4.03               THE VARIABLE CHARGES

         (a) (i) Seller hereby grants Purchaser a non-revocable and exclusive license to use the Equipment during the Interim Period. At the end of each month, Purchaser shall pay Seller an amount equal to the actual lease payments shown on Schedule 2.02. If the Interim Period contains a part of a period to which a cost relates, the cost shall be pro-rated on a daily basis.

                   (ii) Purchaser may, at any time and in its sole discretion, delete any item of leased Equipment from the list. Purchaser's obligation to pay for that leased Equipment shall cease as of the date of the deletion. After any deletion, Purchaser and Seller shall execute an amendment to Schedule 2.02 to reflect the change. The failure to execute the amendment shall not delay the termination of Purchaser's obligation to pay for that Equipment or require Purchaser to accept assignment of the lease relating to that Equipment at the Closing Conference (defined below).

         (b) At the end of each month during the Interim Period, Purchaser shall pay Seller all of the amounts billed to Seller and actually paid for Internet service provider charges for Contract Personnel and for e-mail system charges and computer service contracts. Purchaser shall pay Seller the part of the base monthly and long distance telephone charges billed and actually paid that are attributable to Contract Personnel or are likely to have been used in the operation of the Distribution Network.

         (c) Seller shall be responsible for paying all costs with respect to Equipment, Internet service, e-mail, computer service, and telephone service.

ARTICLE V.    INTERIM PERIOD SALE OF PRODUCTS AND INTRODUCTORY SIZES AND PAYMENT

Section 5.01  SALES

         (a) Seller shall sell and deliver the Products and Introductory Sizes (as defined below) to Purchaser or its designees on an as needed basis. Each and every Product and Introductory Size shall be of high quality, free from any and all defects, and fit for the particular use for which the Products and Introductory Sizes are intended.

         (b) The Products shall consist of both (i) all the products now manufactured for distribution through the Distribution Network either by Seller and its affiliates or produced under contract by others and (ii) any products manufactured by Seller and its affiliates at the request of Purchaser. The Products are listed on Schedule 5.01(b).

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         (c) The Introductory Sizes are smaller filled containers of the
Products.

         (d) Seller shall deliver the Products and Introductory Sizes as reasonably directed by Purchaser.

         (e) Seller shall accept all returns of Products or Introductory Sizes ordered on or after the Effective Date that are subject to ETIC's inventory return policy, product exchange or refund policy, the Direct Selling Association's Code of Ethics requirements, and any applicable state product refund or return laws. Seller's policies are set forth on Schedule 5.01(e).

         (f) Each day, Seller shall electronically transmit to Purchaser a report of all deliveries dispatched and any returns received.

         (g) During the Interim Period, Purchaser shall not discontinue the marketing and distribution of any Product or Introductory Size without the prior written consent of Purchaser.

Article 5.02               PAYMENT

         (a) Each Tuesday during the Interim Period, commencing eight (8) days after the Effective Date, Purchaser shall pay for the Products and Introductory Sizes shipped during the week ended the previous Saturday. Notwithstanding the foregoing, Purchaser shall not pay for shipments ordered prior to the Effective Date.

         (b) If any refunds are issued with respect to Products or Introductory Sizes ordered after the Effective Date because of a return or otherwise, Purchaser shall deduct the purchase price for the Products or Introductory Sizes to which the refund relates from the next weekly payment; provided, however, that if the refund relates to Products or Introductory Sizes which cannot be restocked by Seller, Purchaser shall deduct an amount equal to one-half of ETI's actual out-of-pocket costs for such Products or Introductory Sizes from the next weekly payment.

         (c) The purchase price for the Products manufactured by Seller and its affiliates shall be 35% of the price paid by the distributor or preferred customer, net of distributor and preferred customer discounts as such prices and discounts are set forth in the April 2000 order form and distributor compensation package. The purchase price for the Introductory Sizes manufactured by Seller and its affiliates shall be 50% of the price paid by the distributor or preferred customer, net of distributor and preferred customer discounts as such prices and discounts are set forth in the April 2000 order form and distributor compensation package. The purchase price for Products or Introductory Sizes manufactured by others shall be the net invoice cost to Seller thereof.

         (d) Seller shall be responsible for picking and packing all orders and shall pay all costs of labor and materials; except that Purchaser shall pay the actual costs of master packing cartons used in multiple packages. Purchaser shall pay the freight costs of shipping.


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Section 5.03               PURCHASER PRODUCTS

         During the Interim Period, Seller shall, if reasonably requested by Purchaser, warehouse and distribute for Purchaser additional products that have been obtained, created, developed, invented or produced by or for Purchaser (the "Purchaser Products"). The Purchaser Products shall be delivered to Seller's warehouse, freight prepaid. Seller shall use all reasonable efforts to deliver the Purchaser Products as reasonably instructed by Purchaser to its customers or through the Distribution Network. Purchaser shall be responsible for the freight costs associated with delivering the Purchaser Products. Seller shall be responsible for picking and packing all orders and shall pay all costs of labor and materials; except that Purchaser shall pay the actual costs of master packing cartons used in multiple packages. Purchaser shall pay the freight costs of shipping. Purchaser shall pay Seller a fee equal to two percent (2%) of the net price paid by distributors for the Purchaser Products for these services. Seller shall keep Purchaser Products segregated from the Products and clearly identified as the property of Purchaser by the posting of signs, tags and the like.

Section 5.04               COMMISSIONS

         During the Interim Period, Purchaser shall pay in accordance with Seller's current policies all commissions to members of the Distribution Network for orders placed on or after the Effective Date.

ARTICLE VI.       INTERIM PERIOD MANAGEMENT OF CASH RECEIPTS

Section 6.01               RECEIPT OF CASH

         (a) During the Interim Period, Purchaser shall own all payments whenever made for the Products and Introductory Sizes ordered on or after the Effective Date within the Distribution Network and it shall bear all risks of their collection.

         (b) Seller shall immediately endorse and deposit to Purchaser's account or otherwise pay over to Purchaser all checks and all electronic or other payments received that relate to Products or Introductory Sizes ordered on or after the Effective Date within the Distribution Network. A separate bank account shall be maintained for this purpose and shall bear the title "Enviro-Tech Sales and Marketing" ("Collection Account").

         (c) Seller's credit card processor shall be notified immediately to direct all future payments to the Collection Account.

         (d) All funds received by Seller prior to or after the execution of this Agreement that relate to Products or Introductory Sizes ordered within the Distribution Network after the Effective Date shall be immediately transferred to the Collection Account.

         (e) Seller hereby irrevocably appoints Purchaser as its attorney-in-fact to endorse and deposit to the Collection Account all checks or other instruments made payable to Seller that


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relate to Products or Introductory Sizes ordered within the Distribution Network on or after the Effective Date.

Section 6.02               PAYMENT OFFSET

         If Seller has not paid over to Purchaser any payments for Products or Introductory Sizes ordered within the Distribution Network on or after the Effective Date within two weeks after their receipt, Purchaser may deduct the amount not paid from the next payment due to Seller pursuant to ARTICLE IV or V. Purchaser shall provide Seller with a reconciliation of the amount due and the amount paid showing the unpaid items for which a credit has been taken.

ARTICLE VII.      REPRESENTATIONS

Section 7.01               SELLER'S REPRESENTATIONS

         Seller and ETI, jointly and severally, represent to Purchaser as follows:

         (a) ETIC is a corporation validly existing and in good standing under the laws of the State of Nevada. It is a wholly owned subsidiary of ETI.

         (b) ETIC owns all of the capital stock of the Subsidiaries. Each Subsidiary is validly existing and in good standing under the laws of the state or province of its incorporation.

         (c) Seller has delivered, or will deliver prior to the Closing Date, to Purchaser true and complete copies of all charter documents, by-laws, and amendments thereto for ETI, ETIC, and the Subsidiaries.

         (d) The execution, delivery, and consummation of the transactions contemplated by this Agreement have been duly authorized by their respective Boards of Directors and Stockholders of Seller and ETI and will not contravene any provisions of law, an order of any court or other agency of government, or of their Articles of Incorporation or Bylaws. Any consents, approvals, authorizations, registrations, or qualifications with any person, bank, or any governmental body or court having the authority or power to regulate, supervise, or direct the business and affairs of Seller or ETI that is necessary for the consummation of the transactions specified in this Agreement shall have been obtained prior to the Closing Date. Nothing in any agreement to which any of Sellers or ETI is a party prohibits the execution or implementation of this Agreement.

         (e) This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.


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         (f) Seller may assign the agreements with members of the Distribution
Network without the members' consent. Nothing in any agreement with any member of the Distribution Network or any other person prohibits the execution or implementation of this Agreement. This Agreement and its implementation will not void any agreement with any member of the Distribution Network. Seller has provided, or will provide prior to the Closing, Purchaser with true and complete copies of every version of its applications, agreements, and policies and procedures that are applicable to any present member of the Distribution Network.

         (g) This Agreement is not in violation of any law or regulation of any governmental jurisdiction in which Seller does business or, to its knowledge, has members of the Distribution Network.

         (h) The lists, copies, and other information provided on the Schedules or delivered pursuant to this Agreement are accurate and complete in every material respect. No party to any agreement delivered pursuant to this Agreement or referred to in or attached to any Schedule is in default thereof except as indicated in the applicable Schedule.

         (i) None of the Contract Personnel has an employment contract with Seller except those persons listed on Schedule 7.01(i). A copy of each employment contract has been provided to Purchaser. All the employment contracts are terminable at will by Seller except as indicated on the Schedule. None of the Contract Personnel is subject to any labor contract or collective bargaining agreement. Each of the Contract Personnel has signed a confidentiality and non-competition agreement except as indicated on the Schedule. A copy of each confidentiality and non-competition agreement has been provided, or will be provided prior to the Closing Date, to Purchaser.

         (j) Seller has no knowledge of and has received no notice of any complaint about its business practices or of any alleged violation of any law or regulation with respect to its business practices or any Product from any person, including the Direct Selling Association.

         (k) Seller owns all the Rights free and clear of any liens, claims, or other title defects except as listed on Schedule 7.01(k). Seller has the full power and right to transfer title to the Rights without the consent of any other person.

         (l) Seller has not received any notification of infringement by Seller or any claims with regard to any Right or any other trademark, service mark or trade name from any person, and Seller is not aware of a basis for any claim. To the best of Seller's knowledge, no right or other trademark, service mark or trade name used by Seller in connection with its business infringes any trademark, service mark or trade name of others in any country in which the trademark, service mark or trade name is used in connection with the manufacture or sale of any Product or otherwise.

         (m) Seller owns the Equipment, Supplies, Software, Production Materials, Distributorships, and Goodwill free and clear of any liens, claims, or other title defects and has the full power and right to transfer title to them without the consent of any other person. The Equipment, Supplies, and Production Materials are in substantially good operating condition and repair excluding ordinary wear and tear, taking into consideration the age and prior use of same, and are in compliance with all applicable laws, regulations, orders and ordinances. The value of fixed assets used in the business of Seller has not been written up.

         (n) The agreements with the members of the Distribution Network, the Equipment Leases, the Contracts, and the Canadian Lease are in full force and effect. All payments due under them have been made through the date of this agreement and will be made through and including the Closing Date. Except as otherwise disclosed on the applicable Schedule, Seller has no knowledge of and has received no notice of any alleged breach of any of them from any person and knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a breach. The properties subject to the Canadian Lease are not subject to any pending or, to the knowledge of Seller threatened adverse change, judicial order, ordinance or zoning restriction which materially affects the use of such properties in the business of Seller or would affect the use thereof.

         (o) Seller owns the Facilities in fee simple absolute subject only to the liens listed on Schedule 7.01(o). Copies of the documents evidencing the liens have been delivered, or will be delivered prior to the Closing, to Purchaser. Seller has no knowledge of and has received no notice of any alleged default of any lien from any person, government, or governmental entity or agency. Seller knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a default under an existing lien or would give rise to an additional lien. It has the full power and right to license Purchaser to use the Facilities without the consent of any other person.

         (p) The Permits are all the permits or other legal authorizations necessary for Seller to operate the Distribution Network and otherwise conduct its business as presently conducted. The Permits are in full force and effect. Seller has no knowledge of and has received no notice of any alleged violation of any Permit from any person, including the Direct Selling Association, and knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a violation. It has the full power and right to transfer the Permits without the consent of any other person except as described in Schedule 2.09.

         (q) The Insurance Policies are listed on Schedule 7.01(q). The Schedule shows each policy's carrier, the amount of coverage, its expiration date, and the date through which premiums have been paid. All Insurance Policies are now in full force and effect. All payments due under them have been made through the date of this agreement and will be made through and including the Closing Date. The Insurance Policies are all the liability and other insurance necessary with respect to the Property, Products, Introductory Sizes, operation of the Distribution Network, and the use of the Facilities, Equipment, and the property subject to the Canadian Lease. A copy of any review of insurance coverage by any insurance broker or consultant or other person has been listed on the Schedule and delivered to Purchaser.

         (r) The Financial Statements are listed on Schedule 7.01(r). True and complete copies of the Financial Statements have been delivered to Purchaser. Each of the Financial Statements are true and complete with respect thereto. Each item therein was prepared in accordance with generally accepted accounting principals, consistently applied, and accurately reflect the financial condition of Seller or ETI and the results of their operations in for the periods to which they relate. There has been no material change in the financial condition or the operations of Seller or ETI not reflected in the Financial Statements. Seller has received no auditors' letters from its accountants other than those listed on the Schedule. True and complete copies of the auditors' letters have been delivered, or will be delivered prior to the Closing Date, to Purchaser.

         (s) The Internal Revenue Service ("IRS") has not audited Seller's tax returns since 1994 except as listed on Schedule 7.01(s). Copies of any audit papers and any other communications with the IRS have been delivered to Purchaser.

         (t) (i) Seller has duly and timely filed where required all federal, state and local tax returns required to be filed prior to the date of this Agreement, including income, employment, rent and sales and use tax returns, and, except as noted on Schedule 7.01(t), has paid all taxes due and payable on such returns, all deficiencies and assessments notice of which has been received, all other taxes, and all governmental charges, duties, penalties, interest and fines (collectively, "Other Charges") due and payable on or before the date of this Agreement. All such tax returns required to be filed after the date of this Agreement and on or prior to the Closing Date, and all such deficiencies, assessments, taxes and Other Charges required to be paid during such period, will be filed and paid prior to the Closing Date.

                   (ii) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax returns by Seller or for the payment by, or assessment against, either of any tax, deficiency, assessment or Other Charges.

                   (iii) There are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against Seller in respect of any unpaid taxes, deficiencies, assessments or Other Charges and there are no such threatened suits, actions, claims, audits, investigations or inquiries.

                   (iv) Seller has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers. Seller will continue to so withhold, collect and pay such taxes after the date of this Agreement and to and including the Closing Date.

                   (v) Seller is in arrears in the payment of Federal, state and local withholding taxes, FICA, Medicare, real estate taxes and assessments, and sales taxes as specified on Schedule 7.01(t) ("Delinquent Taxes"). The schedule sets forth the type of Delinquent Tax, to which government entity it is owed, and the amount, including penalties now due and estimated to be due by the Closing Date.

         (u) Seller is a member in good standing of the Direct Sales Association. Its dues have been paid through December 31, 1999. The next dues payment is in the amount of $17,100, of which shall be prorated as of the Closing such that $10,739 shall be the responsibility of Purchaser and $6,361 shall be the responsibility of Seller. The dues are due June 1, 2000 and are for the period ending December 31, 2000.

         (v) Seller is not a party to any civil litigation or arbitration proceeding except as listed on Schedule 7.01(v). Seller has no knowledge of and has received no notice of any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency except as listed on the Schedule. Seller has provided, or will provide prior to the Closing Date, Purchaser a copy of the pleadings or a summary of the proceedings listed, as well as letters from Seller's counsel to Seller's auditors for any fiscal year after 1996 relating to litigation, contingent liabilities and other matters.

         (w) Seller has no knowledge of and has received no notice of any release or other discharge or leak of or storage or possession of any substance or material defined as hazardous under the laws of the United States, Canada, Nevada, Minnesota, or Ontario at the Facilities, the property subject to the Canadian Lease, or Seller's manufacturing facility in Minnesota. Seller has no knowledge of and has received no notice of any complaint about violations of environmental law by a former owner or tenant of any of the forgoing properties.

         (x) Schedule 7.01(x) sets forth a complete description of incentive awards now in effect for members for the Distribution Network ("Incentive Awards").

         (y) (i) Seller is acquiring the Stock Portion for investment and not with a view towards distribution. Seller acknowledges and understands that it must bear the economic risk of an investment in the Stock Portion being acquired pursuant hereto for an indefinite period of time since such securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are either subsequently registered under the Securities Act or an exemption from such registration is available and favorable opinions of counsel in form and substance satisfactory to Purchaser to that effect are obtained. Notwithstanding the foregoing, this shall not preclude the resale of the Stock Portion to the public subsequent to the Closing Date pursuant to an effective registration statement as contemplated in Section 3.04 hereof. The certificates representing the Stock Portion (unless such securities have been registered) shall bear on their face the following legend:

                  "The shares represented by this Certificate have not been
             registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution or resale. They may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the Corporation that registration is not required under such act."

             (ii) Seller, taking into account the personnel and resources it can practically bring to bear on the purchase of the Stock Portion contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in Stock Portion presenting an investment decision like that involved in the purchase of the Stock Portion.

                  (iii) Seller has had the opportunity to ask questions of and receive answers from representatives of Purchaser or persons acting on its behalf concerning the terms and conditions of the proposed investment in Purchaser, has had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about Purchaser, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Stock Portion.

                  (iv) Seller is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (z) Seller is in compliance with, and has not received any notice of any violation of, nor any notice regarding a pending site visit or investigation pursuant to, the Occupational Health and Safety Act and the regulations issued pursuant thereto.

         (aa) Seller has complied with the continuation coverage requirements for Group Health Plans contained in Section 4980B(f) of the Code, as added by the Consolidated Omnibus Budget Reconciliation Act of 1989, as amended, relating to Seller's group health plans.

         (bb) Neither Seller nor any of its officers, employees or agents, nor any other person acting on behalf of any of them, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office or other person who is or may be in a position to help the business of Seller (or assist it in connection with any actual or proposed transaction) which (i) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of Seller as reflected in any of the Financial Statements or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of Seller.

         (cc) Each of the Schedules described in this Article VII is dated the date of this Agreement, identified specifically as a schedule to a particular article, certified by Seller as being true and complete in every material respect, and has been delivered to the Purchaser by the Seller. Information disclosed in any schedule described in this Article VII shall not be deemed disclosed for purposes of any other schedule hereto.

         (dd) None of the representations, warranties, covenants or agreements by ETI or ETIC in this Agreement, nor any document, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading.

         (ee) All statements contained in any certificate or other instruments delivered by or on behalf of the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of the Seller.

Section 7.02               PURCHASER'S REPRESENTATIONS

         Purchaser represents as follows:

         (a) Purchaser is a corporation that was duly organized and is validly existing and in good standing under the laws of the State of Utah.

         (b) The execution, delivery and performance of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Purchaser, and will not contravene any provisions of law, or an order of any court or other agency of government or of its Articles of Incorporation or Bylaws. Any and all consents, approvals, authorizations, or orders of or registrations or qualifications with any person, bank, governmental body, or court having authority or power to regulate supervise or direct the business and affairs of Purchaser necessary for the consummation of the transactions specified in this Agreement shall have been obtained prior to the Effective Date.

         (c) This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

         (d) Nothing in any agreement to which Purchaser is a party prohibits the execution or implementation of this Agreement.

         (e) This Agreement is not in violation of any law or regulation of any governmental jurisdiction in which Purchaser does business.

         (f) The Common Stock, when issued in accordance with this agreement, will be validly issued, outstanding, fully paid, and non-assessable.

         (g) The reports and other documents filed by Purchaser with the SEC were complete and accurate when filed. The financial statements included or referenced therein were prepared in accordance with generally accepted accounting principals and accurately reflect the financial condition of Purchaser and the results of its operations for the periods to which they relate. There has been no material change in the financial condition or the operations of Purchaser which has not been included in a report filed with the SEC.

         (h) Purchaser is not a party to any civil litigation or arbitration proceeding except as listed on Schedule 7.02(h). Purchaser has no knowledge of and has received no notice of any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency except as listed on the Schedule. Purchaser has provided Seller with a copy of the pleadings or a summary of the proceedings listed, as well as any letters from Purchaser's counsel to Purchasers auditors for any fiscal year after 1996 relating to litigation, contingent liabilities, and other matters.

         (i) All statements contained in any certificate or other instruments delivered by or on behalf of the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Purchaser.

         (j) The IRS has not audited Purchaser's tax returns since 1994 except as listed on Schedule 7.02(j). Copies of any audit papers and any other communications with the IRS have been delivered to Seller.

          (k) (i) Purchaser has duly and timely filed where required all federal, state and local tax returns required to be filed prior to the date of this Agreement, including income, employment, rent and sales and use tax returns, and, except as noted on Schedule 7.02(k), has paid all taxes due and payable on such returns, all deficiencies and assessments notice of which has been received, all other taxes, and all Other Charges due and payable on or before the date of this Agreement. All such tax returns required to be filed after the date of this Agreement and on or prior to the Closing Date, and all such deficiencies, assessments, taxes and Other Charges required to be paid during such period, will be filed and paid prior to the Closing Date.

                  (ii) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax returns by Purchaser or for the payment by, or assessment against, either of any tax, deficiency, assessment or Other Charges.

                  (iii) (There are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against Purchaser in respect of any unpaid taxes, deficiencies, assessments or Other Charges and there are no such threatened suits, actions, claims, audits, investigations or inquiries.

                  (iv) Purchaser has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers. Purchaser will continue to so withhold, collect and pay such taxes after the date of this Agreement and to and including the Closing Date.

                  (v) Purchaser is not in arrears in the payment of Federal, state and local withholding taxes, FICA, Medicare, real estate taxes and assessments, and sales taxes.

         (l) Purchaser has no knowledge of and has received no notice of any release or other discharge or leak of or storage or possession of any substance or material defined as hazardous under the laws of the United States or Florida. Purchaser has no knowledge of and has received no notice of any complaint about violations of environmental law by a former owner or tenant of any of its existing or former properties.

         (m) Purchaser is in compliance with, and has not received any notice of any violation of, nor any notice regarding a pending site visit or investigation pursuant to, the Occupational Health and Safety Act and the regulations issued pursuant thereto.

         (n) Neither Purchaser nor any of its officers, employees or agents, nor any other person acting on behalf of any of them, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office or other person who is or may be in a position to help the business of Purchaser (or assist it in connection with any actual or proposed transaction) which (i) might subject Purchaser to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of Purchaser or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of Purchaser.

         (o) None of the representations, warranties, covenants or agreements by Purchaser in this Agreement, nor any document, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading.

ARTICLE VIII.     CONDITIONS PRECEDENT TO THE CLOSING

Section 8.01      CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         Notwithstanding any other provision herein, the obligations of the Purchaser under this Agreement are, at the option of the Purchaser, subject to the fulfillment of each of the conditions set forth below.

         (a) The representations of the Seller and ETI contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. On or before the Closing Date, the Seller shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (b) The Purchaser shall have received certificates, in form satisfactory to it, dated the Closing Date as follows:

                  (i) A certificate executed by the Chairman of ETI and ETIC and the President of each other corporation constituting Seller certifying that the representations made by the Seller and ETI in this Agreement are true and correct in every material respect at and as of the Closing Date and that it has fulfilled the covenants, agreements and conditions to be fulfilled by it.

                  (ii) A certificate executed by the Secretary of ETI and ETIC setting forth a copy of the resolutions adopted by their respective Boards of Directors and stockholders of ETI and ETIC approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (c) The Purchaser shall have received an opinion of Kummer Kaempfer Bonner & Renshaw, counsel for Seller, dated as of the Closing Date, in form and substance satisfactory to the Purchaser to the effect that (i) ETI and ETIC are corporations that are validly existing and in good standing under the laws of the state of their incorporation and have the corporate power to carry on their business as it is now being conducted and is qualified to do business in Nevada;
(ii) any and all consents or orders of any and all courts or governmental agencies, administrative bodies or lenders or others known to counsel have been obtained as of the Closing Date, which are required for the consummation of the transactions contemplated by this Agreement; (iii) this Agreement has been duly executed and delivered by ETI and ETIC, and is the valid and binding obligation of ETI and ETIC, in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money; (iv) counsel has no knowledge of a breach by ETIC or ETI of any representation made by ETIC or ETI pursuant to this Agreement; (v) counsel has no knowledge of any pending or threatened litigation, action, or proceeding involving ETIC or ETI or the entry of any orders or injunctions which might materially and adversely affect or impair the Property; and (vi) the transactions contemplated hereby will not cause a breach of the certificate of incorporation or by-laws of ETI or ETIC.

         (d) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto, and all other related legal matters, shall have been approved by Nason, Yeager, Gerson, White & Lioce, P. A., counsel for the Purchaser.

         (e) No action or proceeding shall have been instituted to restrain or prohibit the acquisition by the Purchaser, or the conveyance by the Seller, of the Property.

         (f) The Seller shall have obtained the consent of each other party to all contracts, leases and agreements to which the Seller is a party which consents are required by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         (g) The Property has not been subjected to any lien, charge, or any other encumbrance not disclosed herein.

         (h) The Property shall not have suffered any destruction or damage by fire, explosion or other calamity exceeding Ten Thousand Dollars ($10,000.00) in value not covered by insurance, nor has any other event, condition or state of facts of any character occurred which materially and adversely affects, or, to the best of the knowledge of the Seller, threatens to materially and adversely affect, the Property, business or financial condition of the Seller.

         (i) Seller has executed the Supply Agreement and the Facility License Agreement. They are set forth as Schedules 8.01(i)(1) and (2), respectively.

         (j) Rodney C. Yanke has executed the Option Agreement that is set forth as Schedule 8.01(j).

         (k) Seller has executed the Rights License Agreement set forth as
Schedule 8.01(k).

         (l) Seller has paid or otherwise satisfied the Delinquent Taxes and provided proof satisfactory to Purchaser of the payment of all sales, withholding, Social Security, and Medicare taxes that are due through the Closing Date.

         (m) Seller has executed the Documents that require its execution.

         (n) Advanced Techniques, Inc. and Stephen D. and Leticia M. Leis have consented to the provisions of the Supply Agreement that pertain to them.

         (o) Purchaser has received or has been approved for any Permits needed to conduct the Distribution Network in all jurisdictions where the Distribution Network is now active, where it has been active since 1995, or where it now holds a permit.

         (p) Purchaser has been allowed to assume the Insurance Policies or has been able to obtain comparable coverage at the same or lower cost.

         (q) Seller's accountants, McGlandrey & Pullen, LLP, shall have completed a certified audit of ETI for the three (3) years ended December 31, 1997, 1998, and 1999.

         (r) Purchaser has received reasonably satisfactory evidence that Community First National Bank, Fargo, North Dakota will not move to execute on its judgment concerning the Elbow Lake, Minnesota facility.

Section 8.02          CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE

         Notwithstanding any other provision herein, the obligations of the Seller under this Agreement are, at the option of the Seller, subject to the fulfillment of each of the conditions set forth below.

         (a) The representations of the Purchaser contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. On or before the Closing Date, the Purchaser shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (b) The Seller shall have received certificates, in form satisfactory to it, dated the Closing Date as follows:

                  (i) A certificate executed by the Chairman of Purchaser certifying that the representations made by the Purchaser in this Agreement are true and correct at and as of the Closing Date and that it has fulfilled the covenants, agreements and conditions to be fulfilled by it.

                  (ii) A certificate executed by Secretary of the Purchaser setting forth a copy of the resolutions adopted by Purchaser's Board of Directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (c) The Seller shall have received an opinion of Nason, Yeager, Gerson, White & Lioce, P. A., counsel for the Purchaser, dated as of the Closing Date, in form and substance satisfactory to the Seller to the effect that (i) Purchaser is a corporation that was duly incorporated and is validly existing and in good standing under the laws of the state of Utah and has the corporate power to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction where it owns or leases property or where the nature of the business conducted by it requires such qualification; (ii) any and all consents or orders of any and all courts or governmental agencies, administrative bodies or lenders or others known to counsel have been obtained as of the Closing Date, which are required for the consummation of the transactions contemplated by this Agreement; (iii) this Agreement has been duly executed and delivered by Purchaser, and is the valid and binding obligation of Purchaser, in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money; (iv) counsel has no actual knowledge of a material breach by Purchaser of any representation made by it pursuant to this Agreement; (v) the issuance of the Stock Portion to the Seller will be exempt from the registration provisions of the Securities Act and will not violate the registration provisions of Section 5 of the Securities Act; (vi) the Stock Portion, when issued, will be duly issued, fully paid, and non-assessable; and
(vii) the transactions contemplated hereby will not cause a breach of the certificate of incorporation or by-laws of Purchaser.

         (d) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto, and all other related legal matters, shall have been approved by Kummer Kaempfer Bonner & Renshaw, counsel for the Seller.

         (e) No action or proceeding shall have been instituted to restrain or prohibit the acquisition by the Purchaser, or the conveyance by the Seller, of the Property.

         (f) Purchaser has executed the Supply Agreement and the Facility License Agreement.

         (g) Purchaser has executed those documents it is required to execute.

ARTICLE IX.       THE CLOSING

Section 9.01               THE CLOSING CONFERENCE

         The Closing Conference shall take place at Seller's business office or at another place as agreed between the Parties. It shall be held at 10:00 o'clock AM, local time.

Section 9.02               THE CLOSING DATE

         (a) The Closing Date shall be the fifth (5th) Monday after the Effective Date.

         (b) If either party is unable to comply with the conditions to the other party's obligation to close, it may adjourn the Closing Conference for two
(2) weeks.

Section 9.03       SELLER'S AND ETI'S RESPONSIBILITIES AT THE CLOSING CONFERENCE

         At the Closing Conference, Seller and ETI shall take the actions listed below:

         (a) Seller shall deliver all the instruments listed in this subsection ("Documents"):

                  (ii) An assignment, in form satisfactory to Purchaser, of all the agreements with the members of the Distribution Network.

                  (ii) A bill of sale, in form satisfactory to Purchaser, for the Equipment (other than the leased Equipment), the Supplies, the Software, the Rights owned by Seller, the Production Materials and the Software.

                  (iii) Assignments, in form satisfactory to Purchaser, of the Equipment Leases, any licenses relating to the Software, any licenses relating to the Rights, the Contract Rights, the Permits, the Canadian Lease, and the Distributorships.

                  (iv) The Supply Agreement, the Facilities License, the Option Agreement, and the Rights License Agreement.

                  (v) The opinion of Kummer Kaempfer Bonner & Renshaw.

                  (vi) Its officers' certificates as required by Section
8.02(b).

                  (vii) A release of the Contract Personnel, in form satisfactory to Purchaser, from all of their obligations to Seller.

                  (viii) A confidentiality and nondisclosure agreement, in form satisfactory to Purchaser, executed by the Contract Personnel.

         (b)      Seller shall deliver all of the following to Purchaser:

                  (i) All keys, passes, and other things necessary to access the Facilities and the property subject to the Canadian Lease.

                  (ii) All disks and documentation related to the Software.

                  (iii) All codes and other passwords necessary to control and operate all software, voicemail, e-mail, and other systems used in connection with the operation of the Distribution Network.

Section 9.04             PURCHASER'S RESPONSIBILITIES AT THE CLOSING CONFERENCE

         (a) Purchaser shall accept the Assignments.

         (b) Purchaser shall receive delivery of the Supply Agreement, the Facilities License, the Option Agreement, and the Rights License Agreement.

         (c) Purchaser shall accept the confidentiality and nondisclosure agreement, in form satisfactory to Purchaser, executed by the Contract Personnel.

         (d) Purchaser shall pay the Closing Portion and Deliver the Stock Portion.

         (e) Purchaser shall deliver the opinion of Nason, Yeager, Gerson, White & Lioce, P.A.

Section 9.05               RIGHT OF CANCELLATION

         (a) If either Seller or Purchaser (the "Nonperforming Party") shall be unable to fully consummate the transaction contemplated by this Agreement in accordance with its terms on the Closing Date or the Adjourned Closing Date, Purchaser or Seller (the "Cancelling Party") may give notice to the Nonperforming Party that it desires to cancel this Agreement. Upon receipt of a notice given pursuant to this subsection, the Nonperforming Party may again reschedule the Closing Conference to any Monday less than fifteen (15) days from the date of notice by giving notice to the Cancelling Party. If the Nonperforming Party fails to give notice pursuant to this subsection or cannot fully consummate the transaction contemplated by this Agreement in accordance with it, the Cancelling Party may cancel this Agreement.

         (b) If the Closing does not take place on or before August 1, 2000 or an adjourned Closing Conference pursuant to subsection 9.05(a), whichever shall later occur, each party shall have the option to cancel this Agreement by giving notice to the other.

         (c) If either party shall cancel the Agreement pursuant to this Section, the Initial Deposit and the Additional Deposit shall be immediately returned to Purchaser.

         (d) Any notice of cancellation from Seller, in order to be effective, must be accompanied by a bank cashier's check payable to Purchaser in the amount of the Initial Deposit and the Additional Deposit.

ARTICLE X.        ADDITIONAL COVENANTS

Section 10.01              TAXES

         (a) Within thirty (30) days of the Closing Date, Seller shall pay any Federal, state and local withholding taxes, FICA, Medicare relating to the Contract Personnel, and real estate taxes and assessments relating to the Facilities or the property subject to the Canadian Leases.

         (b) Notwithstanding any other provision of this Agreement, Seller shall not be required to pay all unpaid sales taxes prior to Closing; however, following the Closing, Seller shall make every reasonable effort to make acceptable payment arrangements with the states to which sales taxes are due and Seller shall pledge the Stock Portion to Purchaser pursuant to a pledge agreement substantially in the form of Schedule 10.01(b) as security for the payment of the unpaid sales taxes.

         (c) Upon the Effective Date, Purchaser shall apply for and otherwise secure sales tax accounts in every state in which sales taxes will accrue in connection with the operation by Purchaser of the Distribution Network following the Closing.

Section 10.02              FURTHER ACTIONS

         The Parties agree, in order to perfect Purchaser's title to and use of the Property and to accomplish the purpose of this Agreement, to execute all documents and take all such other action as the Parties may reasonably request, whether at or after the Closing Date, as may be reasonably necessary or proper to allow the Parties to receive the full benefits of this Agreement and Purchaser's operation of the Distribution Network. Seller shall further assist Purchaser in obtaining any Permits necessary to operate the Distribution Network.

Section 10.03              NON-COMPETITION AND NON-SOLICITATION

         (a) For so long as the Supply Agreement is effective plus 50 years, Seller shall not, engage, directly or indirectly, in the distribution or sale of any of the Products in North America, including the Caribbean Islands, except to local, state and federal governments and government agencies for consumption by such governments and government agencies and not for resale; and except also for Products dropped from the product line of products distributed in North America through the Distribution Network; provided, however, that Seller may not sell or distribute Products through multi-level marketing distribution channels.

         (b) For a period of five years from the Closing Date, neither Seller, ETI, nor any of its representatives shall solicit to employ, engage as a consultant, or organize a corporation, partnership, limited liability company or otherwise enter into a joint venture arrangement with any of the Contract Personnel, members of the Distribution Network, or the distributors, principal suppliers, consultants or principal creditors of Purchaser, to the extent that such are not currently suppliers, consultants, or creditors of Seller.

         (c) For so long as the Supply Agreement is effective plus 50 years, Seller and ETI shall not engage, directly or indirectly, in network or multi-level marketing sales of any products or services in North America.

         (d) For so long as the Supply Agreement is effective plus 50 years, Purchaser shall not engage, directly or indirectly, in network or multi-level marketing sales of Products or Introductory Sizes outside of North America.

         (e) Seller and ETI acknowledge that (i) compliance with the provisions of this Section is necessary to protect the business and goodwill of Purchaser;
(ii) Seller and ETI have no right to derive profits or benefits of any kind from any violation of any of the provisions of this Section; (iii) Purchaser would suffer irreparable harm if any of those provisions were breached; and (iv) Purchaser would not have an adequate remedy at law for the breach or threatened breach of those provisions. If Seller or ETI breaches or threatens to breach any of the provisions set forth in this Section, Purchaser may (i) in addition to other available remedies, seek and obtain equitable remedies, including injunction of the breach or threatened breach and an accounting and disgorgement of all profits resulting from any and (ii) collect its reasonable attorney's fees and costs incurred in enforcing it's rights under this Agreement.

Section 10.04              OPERATION OF SOFTWARE

         For a period of one year from the Closing Date. Seller shall continue to assist Purchaser, at Purchaser's expense, with the operation, modification, and replacement of the Software as reasonably required by Purchaser.

Section 10.05              RESTRICTION OF ISSUANCE OF PURCHASER'S CAPITAL STOCK

         Until the earlier to occur of (a) two years after the Closing or (b) the one million (1,000,000) shares of the Stock Portion are sold by Seller or ETI, Purchaser shall not issue any additional capital stock without the prior written consent of ETI, which consent shall not be unreasonably withheld. ETI hereby consents to the issuance of additional capital stock (a) in an amount equal to the number of shares currently allocated to Purchaser's stock option plan, (b) in an amount equal to the number of shares allocated to Purchaser's existing warrants, (c) up to five million shares for the acquisition of additional companies, (d) in order to raise funds to pay any part of the Cash Portion, (e) to acquire Select Benefits, Inc., (f) to acquire Classic Optical Laboratories, Inc., and (g) in an amount equal to the number of shares currently issued and outstanding but subsequently surrendered or otherwise returned to Purchaser.

Section 10.06              APPOINTMENT OF DIRECTORS OF PURCHASER

         Until the second anniversary of the Closing Conference, Seller shall nominate to Purchaser's Board of Directors any two of the following present members of ETI's board of directors, Yanke, Woodcock, or Peterson. Purchaser shall take every reasonable action to cause such persons to be appointed or elected to Purchaser's board of directors.

Section 10.07              RESTRICTIONS ON DISTRIBUTION OF PRODUCTS

         Following the Effective Date, Purchaser shall not distribute the Products by any other means other than through the Distribution Network, and shall only distribute the Products in North America.

Section 10.08              NONASSIGNMENT OF PROPERTY

         Following the Closing, Purchaser shall not sell, assign, pledge, hypothecate or otherwise transfer any interest in the Property except to a wholly-owned subsidiary that remains wholly-owned, without the prior written consent of ETI and only after Seller has rejected the opportunity to purchase, have assigned, have pledged, have hypothecated or otherwise have the Property transferred to Seller under identical terms to those contemplated by Purchaser.

Section 10.09              COMPLIANCE

         Following the Closing, in operating the Distribution Network and otherwise, Purchaser shall be in full compliance with Applicable Laws and the Direct Selling Association's Code of Ethics in all material aspects.

Section 10.10              CONTINUATION OF ENVIRO-TECH INTERNATIONAL

         Following the Closing, Purchaser shall continue to operate the Distribution Network and sell the Products under the name of "Enviro-Tech International."

Section 10.11              COMPENSATION REPORTS

         For a period of one year following the Closing, Purchaser shall provide Seller with a list of the monthly compensation report for distributors in the Distribution Network, prior to the payment of such compensation to distributors, for purposes of reviewing the monthly compensation report as a consultant to Purchaser on a pro bono basis.

Section 10.12              DISCONTINUANCE OF PRODUCTS

         For a period of five years following the Closing, Purchaser shall not discontinue the marketing or distribution of any Products or Introductory Sizes, without purchasing Purchasers existing inventory of such Products and Introductory Sizes.

ARTICLE XI.       MISCELLANEOUS

Section 11.01              ENTIRE AGREEMENT; AMENDMENTS

         This Agreement, including those additional agreements referred to in the Schedules, embodies the entire understanding of the Parties. No amendment or modification of this Agreement may be made except in writing, signed by the Parties hereto.

Section 11.02              EXPENSES

         Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, and the consummation of the transactions contemplated hereby unless expressly provided herein.

Section 11.03              HEADINGS

         The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 11.04              NOTICES

         All notices, requests, demands, approvals, consents, waivers or other communications hereunder shall be in writing and shall be deemed duly given if delivered to or mailed by registered or certified mail, postage prepaid or by nationally recognized overnight express delivery service as follows:

         If to Purchaser to:             IMX Pharmaceuticals, Inc.
                                         2295 Corporate Blvd., Ste 131
                                         Boca Raton, Florida 33431
                                         Attn:  William A. Forster

         If to Seller to:                Dri-Kleen, Inc d/b/a Enviro-Tech
                                         International and
                                         ETI International, Inc.
                                         Attn:  President
                                         P.O. Box 98867
                                         Las Vegas, Nevada 89193-8867
                                         ~ or ~
                                         3930 Ali Baba Lane
                                         Las Vegas, Nevada 89118


Section 11.05              GOVERNING LAW; JURISDICTION

         This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the substantive law of the State of Nevada without regard to conflict of law principles. The Parties consent to the jurisdiction of the courts of the State of Nevada or the U.S. District Court for the District of Nevada as if all parts of the agreement were negotiated and effectuated there.

Section 11.06              BENEFICIARIES

         This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any other person other than the Parties hereto or their respective successors and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.07              COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Its execution shall be effective when copies of signed signature pages are exchanged by facsimile between the Parties.

Section 11.08              SEVERANCE

         If any section, subsection or provision of this Agreement, or the application of such section, subsection, or provision, is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

Section 11.09              SURVIVAL OF REPRESENTATIONS

         All representations and covenants contained in this Agreement shall survive the Closing.

Section 11.10              INDEMNIFICATION

         (a) Seller and ETI shall indemnify and hold Purchaser, their officers, directors, employees, and agents (each a "Seller Indemnified Entity") harmless from and against, and reimburse a Seller Indemnified Entity with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and costs incurred by the Seller Indemnified Entity by reason of, or arising out of (i) the breach of any representation made by Seller or ETI in this Agreement; (ii) Seller's or ETI's failure to perform any action required by this Agreement or reasonably directed by Purchaser pursuant hereto; (iii) Seller's or ETI's failure to make any payment to an employee, landlord, equipment owner, government, government agency, or otherwise with respect to the Contract Personnel, the Delinquent Taxes, or the Property; and (iv) claims arising from any actual or asserted product liability claim with the exception of claims arising from or related to the Products or Introductory Sizes sold in the Distribution Network.

         (b) Purchaser shall indemnify and hold ETI and Seller, their officers, directors, employees and agents (each a "Purchaser Indemnified Party") harmless from and against, and reimburse a Purchaser Indemnified Party with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and costs, incurred by the Purchaser Indemnified Party by reason of or arising out of (i) breach of any representation or covenant made by Purchaser in this Agreement; (ii) the failure by Purchaser to perform any action required by this Agreement; (iii) claims arising from any actual or asserted products liability claim related to Purchaser's products; and (iv) claims arising from members of the Distribution Network arising from activities of Purchaser.

         (c) If a claim for which indemnification may be sought against the other party is asserted the party entitled to indemnification hereunder shall advise the other to that effect and shall thereafter permit the other to participate at such party's sole expense in the negotiation and settlement of that claim and to join in or assume the defense of any legal action arising therefrom with counsel selected by them and reasonably satisfactory to the other party. Either party may implead the other in any action that is subject to indemnity.

Section 11.11              BROKERS AND FINDERS

         All brokers' commissions related to the sale and purchase of the Distribution Network shall be borne equally. The Parties shall work together to negotiate the amount, terms, and payment of these commissions.

Section 11.12              INTERPRETATION

         The use of words "it" or "its," in reference to any party hereto shall be construed to be a proper reference even though a party may be a partnership, an individual or two or more individuals. The term "person" includes individuals; corporations, partnerships, associations, or other legal entities; and governments, governmental subdivisions, agencies, or instrumentalities. Words of one gender shall be deemed to include the other, or both, or neither. A provision of this Agreement that requires a party to perform an action shall be construed as requiring the party to perform the action or to cause such action to be performed. A provision of this Agreement that prohibits a party from performing an action shall be construed as prohibiting such party from performing such action or permitting others to perform such action. Wherever the term "including" is used herein, the same shall be deemed to read "including, but not limited to." The singular shall be deemed to include the plural, and the plural shall be deemed to include the singular. The agreements contained in this Agreement shall not be construed as independent covenants. "Any" shall be deemed to read "any and all" whenever applicable. "Anytime" shall be deemed to read "anytime and from time to time" whenever applicable. The conjunction "and" shall include the conjunction "or" whenever applicable. The conjunction "or" shall include the conjunction "and" whenever applicable.

IN ORDER TO INDICATE THEIR INTENTION to be bound, the Parties hereto have caused this Agreement to be duly executed as of the date first above written by their respective duly authorized officers.

IMX PHARMACEUTICALS, INC.


By:  /S/
   -----------------------------------------
     Bill Forster, Chairman & CEO

DRI-KLEEN, INC. d/b/a Enviro-Tech International

By: /S/
   -----------------------------------------
     Rodney C. Yanke, Chairman & CEO

         ETI joins in its representations in ARTICLE VII and accepts the responsibilities assigned to it in ARTICLES VII, IX, X and XI. It shall be jointly and severally liable with Seller therefore in its representations and responsibilities.

ETI INTERNATIONAL, INC.


By:  /S/
   --------------------------------------------------
     Rodney C. Yanke, Chairman & CEO

                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS

                                TABLE OF CONTENTS



ARTICLE I.           THE PARTIES..................................................................................4

     SECTION 1.01         THE PARTIES.............................................................................4
                          -----------
     SECTION 1.02         ASSIGNMENT..............................................................................5
                          ----------

ARTICLE II.          THE PROPERTY.................................................................................5

     SECTION 2.01         THE DISTRIBUTION NETWORK................................................................5
                          ------------------------
     SECTION 2.02         THE EQUIPMENT...........................................................................5
                          -------------
     SECTION 2.03         THE SUPPLIES............................................................................5
                          ------------
     SECTION 2.04         THE SOFTWARE............................................................................6
                          ------------
     SECTION 2.05         THE PRODUCTION MATERIALS................................................................6
                          ------------------------
     SECTION 2.06         THE RIGHTS..............................................................................6
                          ----------
     SECTION 2.07         THE CONTRACT RIGHTS.....................................................................6
                          -------------------
     SECTION 2.08         THE FACILITIES..........................................................................6
                          --------------
     SECTION 2.09         THE PERMITS.............................................................................7
                          -----------
     SECTION 2.10         THE CANADIAN LEASE......................................................................7
                          ------------------
     SECTION 2.11         THE DISTRIBUTORSHIPS....................................................................7
                          --------------------
     SECTION 2.12         THE GOODWILL............................................................................7
                          ------------
     SECTION 2.13         THE PROPERTY............................................................................7
                          ------------

ARTICLE III.         THE PURCHASE PRICE AND ITS PAYMENT...........................................................7

     SECTION 3.01         PURCHASE PRICE..........................................................................7
                          --------------
     SECTION 3.02         PAYMENT OF THE PURCHASE PRICE...........................................................8
                          -----------------------------
     SECTION 3.03         RETURN OF DEPOSITS......................................................................8
                          ------------------
     SECTION 3.04        LATE PAYMENT OF POST CLOSING PAYMENTS....................................................8
     SECTION 3.05         REGISTRATION OF THE STOCK PORTION.......................................................8
                          ---------------------------------
     SECTION 3.06         RESTRICTIONS ON SALE OF STOCK PORTION...................................................9
                          -------------------------------------

ARTICLE IV.         OPERATIONS BETWEEN EFFECTIVE DATE AND THE CLOSING DATE........................................9

     SECTION 4.01         OPERATIONAL SUPPORT.....................................................................9
                          -------------------
     SECTION 4.02         THE FACILITIES.........................................................................11
                          --------------
     SECTION 4.03         THE VARIABLE CHARGES...................................................................12
                          --------------------

ARTICLE V.           INTERIM PERIOD SALE OF PRODUCTS AND INTRODUCTORY SIZES AND PAYMENT..........................12

     SECTION 5.01         SALES..................................................................................12
                          -----
     ARTICLE 5.02         PAYMENT................................................................................13
                          -------
     SECTION 5.03         PURCHASER PRODUCTS.....................................................................14
                          ------------------
     SECTION 5.04         COMMISSIONS............................................................................14
                          -----------

ARTICLE VI.         INTERIM PERIOD MANAGEMENT OF CASH RECEIPTS...................................................14

     SECTION 6.01         RECEIPT OF CASH........................................................................14
                          ---------------
     SECTION 6.02         PAYMENT OFFSET.........................................................................15
                          --------------

ARTICLE VII.        REPRESENTATIONS..............................................................................15


     SECTION 7.01         SELLER'S REPRESENTATIONS...............................................................15
                          ------------------------
     SECTION 7.02         PURCHASER'S REPRESENTATIONS............................................................21
                          ---------------------------

ARTICLE VIII.       CONDITIONS PRECEDENT TO THE CLOSING..........................................................23

     SECTION 8.01         CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE................................23
                          -------------------------------------------------------
     SECTION 8.02         CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE...............................25
                          --------------------------------------------------------

ARTICLE IX.         THE CLOSING..................................................................................27

     SECTION 9.01         THE CLOSING CONFERENCE.................................................................27
                          ----------------------
     SECTION 9.02         THE CLOSING DATE.......................................................................27
                          ----------------
     SECTION 9.03         SELLER'S AND ETI'S RESPONSIBILITIES AT THE CLOSING CONFERENCE..........................27
                          -------------------------------------------------------------
     SECTION 9.04         PURCHASER'S RESPONSIBILITIES AT THE CLOSING CONFERENCE.................................28
                          ------------------------------------------------------
     SECTION 9.05         RIGHT OF CANCELLATION..................................................................28
                          ---------------------

ARTICLE X.          ADDITIONAL COVENANTS.........................................................................29

     SECTION 10.01        TAXES..................................................................................29
                          -----
     SECTION 10.02        FURTHER ACTIONS........................................................................29
                          ---------------
     SECTION 10.03        NON-COMPETITION AND NON-SOLICITATION...................................................29
                          ------------------------------------
     SECTION 10.04        OPERATION OF SOFTWARE..................................................................30
                          ---------------------
     SECTION 10.05        RESTRICTION OF ISSUANCE OF PURCHASER'S CAPITAL STOCK...................................30
                          ----------------------------------------------------
     SECTION 10.06        APPOINTMENT OF DIRECTORS OF PURCHASER..................................................30
                          -------------------------------------
     SECTION 10.07        RESTRICTIONS ON DISTRIBUTION OF PRODUCTS...............................................31
                          ----------------------------------------
     SECTION 10.08        NONASSIGNMENT OF PROPERTY..............................................................31
                          -------------------------
     SECTION 10.09        COMPLIANCE.............................................................................31
                          ----------
     SECTION 10.10        CONTINUATION OF ENVIRO-TECH INTERNATIONAL..............................................31
                          -----------------------------------------
     SECTION 10.11        COMPENSATION REPORTS...................................................................31
                          --------------------
     SECTION 10.12        DISCONTINUANCE OF PRODUCTS.............................................................31
                          --------------------------

ARTICLE XI.         MISCELLANEOUS................................................................................32

     SECTION 11.01        ENTIRE AGREEMENT; AMENDMENTS...........................................................32
                          ----------------------------
     SECTION 11.02        EXPENSES...............................................................................32
                          --------
     SECTION 11.03        HEADINGS...............................................................................32
                          --------
     SECTION 11.04        NOTICES................................................................................32
                          -------
     SECTION 11.05        GOVERNING LAW; JURISDICTION............................................................32
                          ---------------------------
     SECTION 11.06        BENEFICIARIES..........................................................................33
                          -------------
     SECTION 11.07        COUNTERPARTS...........................................................................33
                          ------------
     SECTION 11.08        SEVERANCE..............................................................................33
                          ---------
     SECTION 11.09        SURVIVAL OF REPRESENTATIONS............................................................33
                          ---------------------------
     SECTION 11.10        INDEMNIFICATION........................................................................33
                          ---------------
     SECTION 11.11        BROKERS AND FINDERS....................................................................34
                          -------------------
     SECTION 11.12        INTERPRETATION.........................................................................34
                          --------------


                                       2